CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999 appearing in Factual Data Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.



/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
December 9, 1999